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                                                                  EXHIBIT 99.2

In August 1998, Sapient Corporation ("Sapient" or "the Company") acquired Studio Archetype, Inc. ("Studio") for approximately $25.3 million in stock and cash, including direct acquisition costs of approximately $2.3 million. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on their respective fair values.

The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the acquisition of Studio as if it had occurred on January 1, 1997. The Pro Forma Statements of Operations are based on the historical results of operations of the Company and Studio for the year ended December 31, 1997 and the six months ended June 30, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet ("Pro Forma Balance Sheet") give effect to the acquisition of Studio as if it had acquired on June 30, 1998. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet (the "Pro Forma Financial Information") and the accompanying notes thereto should be read in conjunction with and are qualified by the historical consolidated financial statements of the Company and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company after the acquisition of Studio, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition of Studio been effected on January 1, 1997.

In connection with the acquisition of Studio in the third quarter of 1998, Sapient allocated $14.8 million of the purchase price to in-process research and development projects. Although the Company reported its third quarter results of 1998 in accordance with established accounting practices and valuation methodologies for acquired in-process research and development, the Company has taken the initiative to conform its accounting for acquisition-related in-process research and development charges related to the acquisition of Studio to recent Securities and Exchange Commission ("SEC") interpretive guidance. This resulting adjustment decreased the amount previously allocated to in-process technology by $3.7 million, which has been capitalized as goodwill and will be amortized on a straight line basis over seven years, and decreased the income tax benefit and the corresponding deferred tax asset by $1,357,900. As a result of this restatement, in the third quarter of 1998, the Company allocated $11.1 million to in-process technology and recorded a corresponding income tax benefit of $4.2 million. This allocation represents the estimated fair value based on risk-adjusted cash flows related to the incomplete projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility and the research and development ("R&D") in progress had no alternative future uses. Accordingly, these costs were expensed as of the acquisition date.

The Company engaged independent third-party appraisers to assess and allocate values to the in-process research and development by identifying significant research projects for which technological feasibility had not been established, including development, engineering and testing activities associated with the introduction of Studio's next-generation enterprise-wide suite of development, scheduling, bug tracking and content management applications.

The value assigned to purchased in-process technology was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the projects and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development is based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Studio and its competitors. The estimated revenues for the projects are expected to be realized over a six year period through 2004 when other new products are expected to enter the market. Studio's projected revenues are dependent upon successful introduction of the in-process projects.


The nature of the efforts to develop the acquired in-process technology into commercially viable products and services principally relate to the completion of all planning, designing, prototyping, verification, and testing activities that are necessary to establish that the proposed technologies meet their design specifications including functional, technical, and economic performance requirements. The efforts to develop the purchased in-process technology also include testing of the technology for compatability and interoperability with other applications. Expenditures on these projects to date have been approximately $2.5 million, and estimated


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costs to complete these projects are expected to total approximately $625,000 in aggregate through 2001. These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

The rates utilized to discount the net cash flows to their present value are based on venture capital rates of return. Due to the nature of the forecast and the risks associated with the projected growth, profitability and developmental projects, discount rates of 25.0 to 30.0 percent were utilized for the business enterprise and for the in-process R&D. The Company believes that these discount rates are commensurate with Studio's stage of development; the uncertainties in the economic estimates described above; the inherent uncertainty surrounding the successful development of the purchased in-process technology; the useful life of such technology; the profitability levels of such technology; and, the uncertainty of technological advances that are unknown at this time.

The forecasts used by Sapient in valuing in-process R&D were based upon assumptions that Sapient believes to be reasonable but which are inherently uncertain and unpredictable. Sapient's assumptions may be incomplete or inaccurate, and unanticipated events and circumstances are likely to occur. For these reasons, actual results may materially vary from the assumed results and could have a material adverse effect on the Company's business, results of operations and financial condition.

Sapient believes that the assumptions used in the forecasts were reasonable at the time of the acquisition. No assurance can be given, however, that the underlying assumptions used to estimate expected project sales, development costs or profitability, or the events associated with such projects, will transpire as estimated. For these reasons, actual results may vary from the assumed results and there is no assurance that any will meet with either technological or commercial success.

Sapient expects to continue its support of these efforts and believes Studio has a reasonable chance of successfully completing the R&D programs. However, there is risk associated with the completion of the projects and there is no assurance that any will meet with either technological or commercial success.

If these projects are not successfully developed, the sales and profitability of Studio may be adversely affected in future periods. Additionally, the value of the other intangible assets acquired may become impaired. Studio expects to benefit from the purchased in-process technology beginning in 1999.

Other intangible assets of $13.3 million is comprised of $3.8 million for marketing assets, $1.6 million for assembled work force and approximately $7.9 million of other goodwill type assets comprising the reputation of Studio which have estimated useful lives of approximately 7 years. However, there are no assurances that the value of these intangible assets acquired will not become impaired.


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                               SAPIENT CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     SAPIENT          STUDIO            PRO FORMA
                                                   CORPORATION    ARCHETYPE, INC.      ADJUSTMENTS         PRO FORMA
                                                   -----------    ---------------      -----------         ---------
ASSETS
  Cash and cash equivalents ................        $ 68,262        $    453           $   (250)(a)        $ 68,465
  Short term investments ...................          16,853             133               (133)(c)          16,853
  Accounts receivable, less allowance for
     doubtful accounts .....................          22,005           2,638                                 24,643
  Unbilled revenues on contracts ...........          17,647             141                                 17,788
  Other current assets .....................           2,394              12                                  2,406
  Deferred income taxes ....................              35                                                     35
                                                    --------        --------           --------            --------
         Current assets ....................         127,196           3,377               (383)            130,190

Property and equipment, net ................           7,659           2,168                                  9,827
Goodwill and other intangibles..............                                             13,363 (b)          13,363
Deferred taxes..............................                                              4,266 (b)           4,266
Other assets ...............................             260             212                (36)(d)             436
                                                    --------        --------           --------            --------
         Total assets ......................        $135,115        $  5,757           $ 17,210            $158,082
                                                    ========        ========           ========            ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
  Accounts payable .........................                           1,302                                  1,302
  Accrued expenses .........................           1,533             478              2,335 (a)           4,346
  Accrued compensation .....................           3,345             700                                  4,045
  Accrued income taxes payable .............           2,091                                                  2,091
  Debt and lease obligations, current ......                           1,024                                  1,024
  Deferred revenues on contracts ...........           4,735             391                                  5,126
                                                    --------        --------           --------            --------
         Total current liabilities .........          11,704           3,895              2,335              17,934

  Deferred income taxes ....................             121                                                    121
  Long term debt ...........................             957             941                                  1,898
  Other long term liabilities ..............
                                                    --------        --------           --------            --------
         Total liabilities .................          12,782           4,836              2,335              19,953

  Common Stock .............................             252             282                  5 (a)
                                                                                           (282)(b)             257
  Additional paid-in capital ...............          88,487                             22,794 (a)         111,281
  Retained earnings ........................          33,594             514               (514)(b)          26,591
                                                                                         (6,834)(b)
                                                                                           (133)(c)
                                                                                            (36)(d)


  Unrealized gain on marketable securities .                             125               (125)(b)
                                                    --------        --------           --------            --------
  Total stockholders' equity ...............        $122,333        $    921           $ 14,875            $138,129
                                                    ========        ========           ========            ========

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $135,115        $  5,757             17,210            $158,082
                                                    ========        ========           ========            ========



(a) The pro forma adjustment reflects Sapient's purchase of 100% of the outstanding common stock of Studio Archetype, Inc. (Studio)

Cash paid by Sapient...................................           250
Restricted Common Stock issued.........................        22,800
Direct Transaction Costs...............................         2,335
Investment in Studio Archetype.........................        25,385



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(b)  The pro forma adjustment reflects adjustments and the allocation of the purchase price paid to the assets acquired and liabilities assumed based on their respective fair values and to eliminate the equity of Studio.

     Fair value of identifiable tangible assets and liabilities......       921

     Purchased in process research and development, net of tax.......     6,834
     Deferred tax benefit resulting from in-process R&D..............     4,266
     Goodwill and other intangibles..................................    13,364
     Investment in Studio Archetype..................................    25,385

(c)  Sale of marketable securities and distribution to shareholders.

(d)  Distributions of other assets to shareholders.


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



                               SAPIENT CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                              SAPIENT         STUDIO           PRO FORMA    COMBINED
                                                            CORPORATION   ARCHETYPE, INC.     ADJUSTMENTS   PRO FORMA
                                                            -----------   ---------------     -----------   ---------
REVENUES............................................        $  66,080         $ 7,685          $             $73,765
COSTS AND EXPENSES:
  Project personnel costs...........................           31,679           3,596                         35,275
  Selling and marketing.............................            4,446           1,062                          5,508
  General and administrative........................           16,488           2,912              954 (a)    20,354
                                                            ---------         -------          -------       -------

    Total Operating Expenses........................        $  52,613         $ 7,570              954       $61,137
                                                            ---------         -------          -------       -------

OPERATING INCOME....................................           13,467             115             (954)       12,628

INTEREST INCOME (EXPENSE)...........................            1,280             (87)              (4)(b)     1,189
OTHER INCOME (GAIN ON SALE OF INVESTMENTS)..........                              346                            346
                                                            ---------         -------          -------       -------
INCOME BEFORE INCOME TAXES..........................           14,747             374             (958)       14,163
INCOME TAX EXPENSE..................................            5,433                             (364)(c)     5,211
                                                                                                   142 (d)
                                                            ---------         -------          -------       -------
NET INCOME..........................................        $   9,314         $   374          $  (736)      $ 8,952
                                                            =========         =======          =======       =======

NET INCOME PER SHARE:
  Basic.............................................              .38                                            .35
  Diluted...........................................              .34                                            .32
                                                            =========                                        =======
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING:
  Basic.............................................           24,740                              498        25,238
  Diluted...........................................           27,539                              498        28,037
                                                            =========                          =======       =======


----------

(a)  Increase in amortization resulting from goodwill and other intangibles.
(b)  Lost interest due to use of cash in acquisition.
(c)  Tax benefit of above entries.
(d)  Pro-forma tax expense on S Corporation earnings of Studio Archetype.

Does not include an in-process R&D charge of $6,834 net of a deferred tax benefit of $4,266, which will be reflected in the combined company's third quarter results.


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                               SAPIENT CORPORATION
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            SAPIENT         STUDIO         PRO FORMA       COMBINED
                                                                          CORPORATION   ARCHETYPE, INC.   ADJUSTMENTS      PRO FORMA
                                                                          -----------   ---------------   -----------      ---------
REVENUES..........................................................        $  90,360        $  10,365       $              $  100,725
COSTS AND EXPENSES:
  Project personnel costs.........................................           43,816            4,593                          48,409
  Selling and marketing...........................................            5,893            1,016                           6,909
  General and administrative......................................           22,108            4,328           1,908 (a)      28,344
  Acquisition Costs...............................................              560                                              560
                                                                          ---------        ---------       ---------      ----------
    Total Operating Expenses......................................        $  72,377        $   9,937           1,908      $   84,222
                                                                          ---------        ---------       ---------      ----------

OPERATING INCOME (LOSS)...........................................           17,983              428          (1,908)         16,503

INTEREST INCOME (EXPENSE).........................................            2,078             (120)             (9)(b)       1,949
OTHER INCOME (GAIN ON SALE OF INVESTMENTS)........................                               642                             642
                                                                          ---------        ---------       ---------      ----------
INCOME BEFORE TAXES...............................................           20,061              950          (1,917)         19,094

INCOME TAX EXPENSE................................................            7,703               --            (728)(c)       7,336
                                                                                                                 361 (d)
                                                                          ---------        ---------       ---------      ----------

NET INCOME........................................................        $  12,358        $     950       $  (1,550)     $   11,758
                                                                          =========        =========       =========      ==========
NET INCOME PER SHARE:
  Basic...........................................................              .52                                              .48
  Diluted.........................................................              .47                                              .44

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
  Basic...........................................................           23,996                              498          24,494
  Diluted.........................................................           26,079                              498          26,577
                                                                          =========                        =========      ==========


----------

(a) Increase in amortization resulting from goodwill and other intangibles.
(b) Lost interest due to use of cash in acquisition.
(c) Tax benefit of above entries.
(d) Pro-forma tax expense on S Corporation earnings of Studio Archetype.

Does not include an in-process R&D charge of $6,834 net of a deferred tax benefit of $4,266, which will be reflected in the combined company's third quarter results.


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